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                                                                    EXHIBIT 99.4


                    [MORGAN STANLEY DEAN WITTER LETTERHEAD]



                  Consent of Morgan Stanley & Co. Incorporated


We hereby consent to the use in the registration Statement of Pride International, Inc. ("Pride International") and "PM Merger, Inc." on Form S-4 and in the Joint Proxy Statement/Prospectus of Pride International and Marine Drilling Companies, Inc., which is part of the Registration Statement, of our opinion dated May 23, 2001 appearing as Appendix C to such Joint Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein under the headings "The Mergers - Opinion of Morgan Stanley & Co. Incorporated" and "Summary - Opinions of Financial Advisor." In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                        MORGAN STANLEY & CO. INCORPORATED



                                        By: /s/ WILLIAM D. McCOMBE
                                           -----------------------------
                                           William D. McCombe
                                           Managing Director


New York, New York
August 2, 2001